Exhibit 5.1

May 12, 2014

Suburban Propane Partners, L.P.

Suburban Energy Finance Corp.

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981

Ladies and Gentlemen:

We have acted as special counsel for Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), and Suburban Energy Finance Corp., a Delaware corporation and wholly-owned subsidiary of the Partnership (the “Corporation,” together with the Partnership, the “Issuers”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Issuers under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Issuers from time to time, pursuant to Rule 415 under the Securities Act, of senior debt securities of the Issuers (the “Senior Debt Securities”).

We have examined: (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement (the “Prospectus”); (iii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 19, 2006, as amended as of July 31, 2007; (iv) the Amended and Restated Certificate of Limited Partnership of the Partnership, filed May 26, 1999, as amended by the Amendment to the Certificate of Limited Partnership filed on June 7, 1999, and as further amended by the Certificate of Correction of Certificate of Amendment, filed July 24, 2006 with the Secretary of State of the State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership; (v) the bylaws of the Corporation as currently in effect; (vi) the Certificate of Incorporation of the Corporation, filed November 26, 2003 with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law in connection with the incorporation of the Corporation; (vii) the form of indenture (the “Base Indenture”) to be entered into between the Issuers and The Bank of New York Mellon, as trustee (the “Trustee”), including any supplemental indenture entered into thereto (the “Supplemental Indenture,” together with the Base Indenture, the “Indenture”) and filed as an exhibit to the Registration Statement; and (vii) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with this opinion, we have assumed that:

(1) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture;

May 12, 2014

(2) the definitive terms of any Senior Debt Securities offered pursuant to the Registration Statement will have been established in accordance with resolutions of the board of supervisors of the Partnership and the board of directors of the Corporation, and applicable law;

(3) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

(4) a Prospectus Supplement will have been prepared and filed with the Commission describing the Senior Debt Securities offered thereby;

(5) all Senior Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(6) a definitive purchase, underwriting or similar agreement with respect to any Senior Debt Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

(7) there shall be no change in law affecting the validity of the Senior Debt Securities (between the date hereof and the date of issuance and sale of such Senior Debt Securities); and

(8) all parties to agreements involving the issuance or sale of the Senior Debt Securities will perform their obligations thereunder in compliance with the terms of such documents.

Based upon and subject to the foregoing, we are of the opinion that, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and the Corporation, as applicable, have taken all necessary action to approve the issuance of such Senior Debt Securities, the terms of the offering thereof and related matters; and (iii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and applicable definitive purchase, underwriting or similar agreement approved by the Partnership and the Corporation, as applicable, and upon payment of the consideration thereof or provided for therein, then the Senior Debt Securities will constitute legal, valid and binding obligations of the Partnership and the Corporation, as applicable, enforceable against the Partnership and the Corporation, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

May 12, 2014

(1) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2) This opinion is limited in all respects to federal laws, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Proskauer Rose LLP